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                                                                     Exhibit 4.2

                         CHINA FINANCE ONLINE CO., LTD.

                             SHAREHOLDERS AGREEMENT


THIS SHAREHOLDERS AGREEMENT (the "Agreement") is made as of June 15, 2000, by and among

         (a) PTV-CHINA, INC., a company incorporated under the laws of the State of Massachusetts of the United States of America with its registered office at One Exeter Plaza, Penthouse Suite, Boston, MA 02116, the United States of America ("PTV");

         (b) VERTEX TECHNOLOGY FUND (III) LTD., a company incorporated under the laws of Singapore with its office at 77 Science Park Drive, #02-15 Cintech III, Singapore Science Park, Singapore 118256 ("Vertex"; each of PTV and Vertex or their respective designees, an "Investor", and collectively, "Investors);

         (c) CAST HOLDINGS, INC., a company incorporated under the laws of British Virgin Islands with its office at Unit 6&7, 12th Floor, New Victory House, 93-103 Wing Lok Street, Sheung Wan, Hong Kong ("CAST");

         (d) NORMART ENTERPRISES, INC., a company incorporated under the laws of State of California, the United State of America with its office at 508 Everett Ave., Suite B, Monterey Park, CA 91755 U.S.A ("Normart");

         (e) CHINA FINANCE ONLINE CO., LTD., a company incorporated under the laws of Hong Kong SAR, the People's Republic of China (the "PRC") with its office at Unit C, 8/F., East Wing, Sincere Insurance Building, 4-6 Hennessy Road, Hong Kong (the "Company");

         (f) Mr. Cen Anbin, Mr. Zou Qixiong, Mr. Lin Gang, Mr. Zhang Libo, Mr. Ning Jun, Mr. Wang Xinzheng and Mr. Fan Zhongkui (collectively, the "Founders"); and

         (g)      Mr. Zheng Changqing.

Each of CAST, Normart, the Founders and Mr.Zheng Changqing is referred to as an "Existing Shareholder" and collectively, the "Existing Shareholders". The Existing Shareholders and the Investors are sometimes collectively referred to as the "Shareholders".

                                    RECITALS

         WHEREAS, the parties to the Agreement entered into a Series B Preference Shares Purchase Agreement on June 15, 2000 (the "Purchase Agreement"), pursuant to which PTV has subscribed for 8,333,3333 shares of Series B Preference Shares of the Company, par value HK$0.001 per share (the "Series B Preference Shares") and Vertex has subscribed for 12,500,000


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shares of Series B Preference Shares.

         WHEREAS, subject to the adjustment of the purchase price as stipulated in the Section 2.3 of the Purchase Agreement, immediately after the closing of the transactions contemplated in the Purchase Agreement, the Founders own 17,784,900 shares of Ordinary Shares, representing 25.07% of the total outstanding share capital of the Company; Mr. Zheng Changqing owns 1,672,100 shares of Series A Preference Shares, representing 2.36% of the total outstanding share capital of the Company; PTV owns 18,643,000 shares of Series A Preference Shares and 8,333,333 shares of Series B Preference Shares, representing 26.28% and 11.75% of the total outstanding share capital of the Company, respectively; CAST owns 6,000,000 shares of Series A Preference Shares, representing 8.46% of the total outstanding share capital of the Company; Normart owns 6,000,000 shares of Series A Preference Shares, representing 8.46% of the total outstanding share capital of the Company; and Vertex owns 12,500,000 shares of Series B Preference Shares, representing 17.62% of the total outstanding share capital of the Company, respectively; and

         WHEREAS, in connection with the closing of the Purchase Agreement, the Company, the Existing Shareholders and the Investors desire to set forth the rights of the Shareholders with respect to the election of the directors, the business of the Company Group, registration, participation, right of first refusal, and right of co-sale, according to the terms of this Agreement.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

1.1. "Adjusted Pro Rata Share" with respect to any Non-transferring Preference Shareholder, means the ratio of (a) the total number of Ordinary Shares and Ordinary Shares warrants, rights, or options held by that Non-transferring Preference Shareholder (including any Ordinary Shares into which shares of the Convertible Securities, if any, held by that Non-transferring Preference Shareholder are convertible) to (b) the total number of Ordinary Shares and Ordinary Shares warrants, rights, or options held by all Non-transferring Preference Shareholders (including any Ordinary Shares into which all outstanding shares of Convertible Securities are convertible).

1.2. "Affiliate" means, in respect of a corporation, a partnership or other entities, any other corporation, partnership or entity if it directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the other specified corporation, partnership or entity. For the purposes of this definition, "control" means the ownership, directly or indirectly, of shares possessing more than 50% of the voting power of the corporation, or the partnership or other entity.

1.3. "Agreement" has the meaning set forth in the preamble to this Agreement.

1.4. "Blue Sky" means the statutes of any state in the United States of America regulating the sale of securities within that state.




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1.5.     "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities
         Act.

1.6. "Ordinary Shares" means the ordinary shares of the Company, par value HK$0.001 per share..

1.7.     "Company" has the meaning set forth in the preamble to this Agreement.

1.8.     "Company Group" means the Company and the WFOE, collectively.

1.9. "Convertible Securities" means the Preference Shares, of the Company, which may be converted into the Ordinary Shares pursuant to the provisions of the Memorandum of Association of the Company and this Agreement.

1.10. "Co-Sale Right" has the meaning set forth in Section 5.2 of this Agreement.

1.11.    "Damages" has the meaning set forth in Section 13.1 of this Agreement.

1.12. "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

1.13. "Form F-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

1.14. "Existing Shareholders" has the meaning set forth in the preamble of this Agreement.

1.15. "Holder" means any holder of outstanding Registrable Securities which have not been sold to the public, but only if that holder is one of the Shareholders or an assignee or transferee of registration rights as permitted by Section 15 of this Agreement.

1.16. "Initiating Holders" means Investors who in the aggregate hold at least 25% of the Registrable Securities.

1.17. "Issuance Notice" has the meaning set forth in Section 4.2 of this Agreement.

1.18. "New Securities" means any share of the Company, whether authorized or not, and any rights, options, or warrants to purchase share of the Company, and securities of any type whatsoever that are, or may become, convertible into shares of the Company. "New Securities" does not include: (a) Convertible Securities outstanding as of the date of this Agreement or issued or issuable pursuant to the Purchase Agreement; (b) Ordinary Shares issuable upon conversion of the Convertible Securities;
         (c) securities offered to


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         third parties in connection with the acquisition of assets from such third party or in connection with a joint venture merger or other business combination with the third party; (d) securities offered to the public pursuant to a Registration Statement; (e) up to a maximum number of shares issued or issuable to the Company's employees, consultants, and advisors pursuant to a plan or arrangement approved by the Company's Board of Directors not exceeding 20% of the total issued and outstanding share capital of the Company at any time;

1.19.    "Non-transferring Preference Shareholder" has the meaning set forth in
         Section 5.1.

1.20. "PRC" means the People's Republic of China, excluding Hong Kong Special Administrative Region, Macao and Taiwan.

1.21. "Preference Shares" means both Series A Preference Shares and Series B Preference Shares.

1.22. "Preference Shareholders" means the shareholders of Series A Preference Shares and/or Shareholders of Series B Preference Shares.

1.23. "Prohibited Transfer" has the meaning set forth in Section 5.6 of this Agreement.

1.24.    "Pro Rata Share" with respect to any Shareholder, means the ratio of
         (a) the total number of Ordinary Shares and Ordinary Shares warrants, rights, or options held by that Shareholder (including any Ordinary Shares into which shares of the Convertible Securities, if any, held by that Shareholder are convertible) to (b) the total number of Ordinary Shares and Ordinary Shares warrants, rights, or options outstanding at the time the determination is made (including any Ordinary Shares into which all outstanding shares of the Convertible Securities are convertible).

1.25. "Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

1.26. "Register", "Registered", and "Registration" means a registration of the Company as an issuer of securities or of securities issued by the Company effected by preparing and filing a registration statement in compliance with the Securities Act or the Exchange Act in the United States or by a comparable process pursuant to other applicable laws or regulations in connection with a registration in a jurisdiction other than the United States (a "Registration Statement"), and the declaration or ordering of the effectiveness of that Registration Statement.

1.27. "Registrable Securities" means all Ordinary Shares not previously sold to the public and issued or issuable to the Investors, including: (a) Ordinary Shares issuable upon conversion or exercise of either (i) any Convertible Securities, or (ii) any options or warrants to purchase Ordinary Shares of the Company; and (b) Ordinary Shares issued pursuant to bonus issue, subdivision, and similar distributions.



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1.28.    "Registration Expenses" means all expenses incurred by the Company in complying with Sections 7, 8 and 9 of this Agreement, including, without limitation, all federal and state Registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company and one special counsel for all Holders (if different from counsel to the Company), Blue Sky fees and expenses, and the expense of any special audits incident to or required by any Registration.

1.29. "Right of First Refusal" has the meaning set forth in Section 5.1 of this Agreement.

1.30. "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

1.31. "Selling Expenses" means all underwriting, discounts and selling, commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

1.32. "Shareholders" has the meaning set forth in the preamble to this Agreement.

1.33.    "Shares" has the meaning set forth in Section 5.1 of this Agreement.

1.34. "Subsidiaries" means, with respect to any Person, any corporation, partnership or limited liability company with respect to which more than 50% of the outstanding shares of stock or ownership interests of each class having ordinary voting power (other than, in the case of corporation, stock having such power only by reason of the occurrence of a contingency) is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

1.35. "Transfer Notice" has the meaning set forth in Section 5.1 of this Agreement.

1.36. "Transferring Shareholder" has the meaning set forth in Section 5.1 of this Agreement.

1.37. "Underwriter's Representative" has the meaning set forth in Section 7.5 of this Agreement.

1.38.    "WFOE" has the meaning set forth in the recitals of this Agreement.

2. Election of Directors. So long as Vertex owns of record or beneficially not less than 50% of Series B Preference Shares acquired by it pursuant to the Purchase Agreement or Ordinary Shares issuable upon conversion of such Preference Shares, each of the Existing Shareholders and PTV agrees that at each meeting of the shareholders of each member of the Company Group called for the purpose of electing the Board of Directors of such member of the Company Group, he/it shall vote all of his/its shares or shares in the capital stock of such member of the Company Group entitled to vote for the election to the Board of Directors, and shall otherwise use his best efforts to cause the election to the Board of Directors of one representative nominated by Vertex ("Investors Representative").



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2.1      Removal and Replacement. Only the Investors, by mutual consent, can remove from office and replace any Investor Representative.

2.2 Board Size. Without the mutual consent of the Investors, the Board of Directors of each member of the Company Group shall consist of not more than Seven (7) members.

3.       Business of the Company Group.

3.1 Without the prior consent of the Shareholders owing at least 50% of all the outstanding Preference Shares, the Company shall not do any of the following:

         (a) Amend the provisions of the Company's Memorandum of Association that would adversely affect the rights of any series of Preference Shares or authorize for issuance of shares with superior or equal rights to any of the then outstanding Preference Shares;

         (b) Liquidate or dissolve or terminate the operation or business of the Company or the WFOE;

         (c)      Declare or pay a dividend on the Ordinary Shares;

         (d) Transfer, sell or dispose of any equity interest owned by the Company in the WFOE;

         (e) Engage in sale and transfer of all or substantially all assets and/or business of the Company or the WFOE, merger or change in control of the Company, change of business and/or move into new business, and other corporate reorganisation of the Company or WFOE;

         (f)      Incur indebtedness in excess of US$100,000;

         (g) Extend loans to any director, officer or employee in excess of US$10,000 in aggregate;

         (h) Purchase or lease any real property or any motor vehicle valued in excess of US$100,000;

         (i) Purchase any securities of any other company in excess of US$100,000;

         (j) Increase in compensation of any of the five (5) most highly compensated employees of the Company by more than 25% in a twelve (12) month period;

         (k) Enter into any transaction or series of transactions between the Company and any holder of Ordinary Shares, director, office or employee of the Company and any director, officer or employee that is not in the ordinary course of business or for which the aggregate value exceeds US$10,000;



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         (l)      Materially change the Company's business plan or the WFOE's business plan;

         (m) Set up, increase or decrease in the number of issue of new shares under the employees stock option plan; or

         (n) Change in the number of authorised directors of the Board of Directors.

3.2 Business of the WFOE. Subject to the provisions of Section 3.1 above, the business and operations of the WFOE shall be determined by the Board of Directors of the Company.

4.       Right of Participation.

4.1. Right of Participation. The Company grants to each Preference Shareholder the right of participation to purchase its Pro Rata Share of New Securities which the Company may, from time to time, propose to sell and issue (other than in a public offering of securities of the Company). The Preference Shareholders may purchase New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities to third parties.

4.2. Notice. In the event the Company proposes to issue New Securities, it shall give each Preference Shareholder written notice (the "Issuance Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the number of shares which each Preference Shareholder is entitled to purchase pursuant to Section 4.1 of this Agreement, and a statement that each Preference Shareholder shall have 15 days to respond to the Issuance Notice. Each Preference Shareholder shall have 15 days from the date of receipt of the Issuance Notice to agree to purchase its Pro Rata Share of the New Securities for the price and upon the terms specified in the Issuance Notice by: (a) giving a written notice to the Company and (b) making the payment of the purchase price to the Company for its Pro Rata Share of New Securities if immediate payment is required by the terms of the Issuance Notice.

4.3 Sale of New Securities. In the event any Preference Shareholder fails to exercise its right of participation within the 15 day period specified in Section 4.2, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within 60 days after the date of that agreement) to sell the New Securities respecting which the Preference Shareholders' rights were not exercised, at a price and upon the terms as to those specified in the Issuance Notice. In the event the Company has not sold the New Securities within this 90 day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of the agreement), the Company shall not thereafter issue or sell any New Securities without first offering the New Securities to the Preference Shareholders in the manner provided in Sections 4.1 and 4.2.

4.4 Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Securities to any Preference Shareholder if such sale would cause the Company to


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         be in violation of applicable securities law, by virtue of such offer or sale.

5.       Right of First Refusal; Co-Sale Right

5.1. Right of First Refusal. Subject to Section 5.5 of this Agreement, if any Shareholder proposes to sell, pledge, or otherwise transfer (a "Transferring Shareholder") any shares of the Company now owned or subsequently acquired by the Shareholder (the "Shares") or any interest therein to any person or entity, including another Shareholder, then each of the Preference Shareholders, other than an Preference Shareholder who is a Transferring Shareholder (the "Non-transferring Preference Shareholder") shall have a right of first refusal (the "Right of First Refusal") to purchase some or all of the Shares proposed to be sold or transferred. The Transferring Shareholder shall give a written notice (the "Transfer Notice") to the Non-transferring Preference Shareholders describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed both by the Transferring Shareholder and by the proposed transferee, and shall constitute a binding commitment of both parties for the transfer of the Shares. Each Non-transferring Preference Shareholder shall then have the right to purchase its Adjusted Pro Rata Share of the Shares subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, by delivery of a written notice of exercise of its Right of First Refusal within 20 days after the date the Transfer Notice is delivered to the Non-transferring Preference Shareholder. To the extent the Non-transferring Preference Shareholders exercise their Right of First Refusal in accordance with the terms and conditions set forth in this Section 5, the number of Shares that the Transferring Shareholder may sell to the proposed transferee in the transaction shall be correspondingly reduced. Notwithstanding the foregoing, each of the Preference Shareholders shall be entitled to transfer all or any portion of the preference Shares now owned or subsequently acquired by it to any its Subsidiary or Affiliate.

5.2. Co-Sale Right. Subject to the provisions of Section 5.1 above, if the Transferring Shareholder proposes to sell, pledge, or otherwise transfer Shares or any interest therein representing 50% or more of the Shares to any person or entity, including another Shareholder, and the Non-Transferring Preference Shareholder(s) have not elected to exercise their Right of First Refusal under Section 5.1 in full, then each Non-transferring Preference Shareholder that did not exercise his Right of First Refusal shall have the right (the "Co-Sale Right"), exercisable upon written notice to the Transferring Shareholder within 20 days after the date the Transfer Notice is delivered to such Non-transferring Preference Shareholder, to participate in the sale on the same terms and conditions as the Transferring Shareholder up to a maximum number of Shares calculated according to the following formula (the "Maximum Co-Sale Shares"):

         S = Adjusted Pro Rata Share x T, where:

         "S" means the number of Shares for which such Non-transferring Preference Shareholder has a Co-Sale Right, and



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         "T" means the number of Shares covered by the Transfer Notice.

         Notice of exercise of a Co-Sale Right shall indicate the number of Shares an Non-transferring Preference Shareholder wishes to sell under its Co-Sale Right. Any Non-transferring Preference Shareholder that did not exercise his Right of First Refusal may elect to sell all or some of the Shares then held by that Non-transferring Preference Shareholder (or issuable upon conversion or exercise of any convertible debt, warrants, or similar securities then held by the Non-transferring Preference Shareholders) up to that Non-transferring Preference Shareholder's Maximum Co-Sale Shares. To the extent a Non-transferring Preference Shareholder exercises his Co-Sale Right in accordance with the terms and conditions set forth in this Section 5.2, the number of Shares that the Transferring Shareholder may sell in the transaction shall be correspondingly reduced.

(a) Delivery of Certificates. The Non-transferring Preference Shareholders shall effect their participation in the sale by promptly delivering to the Transferring Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Shares which the Non-transferring Preference Shareholders elect to sell.

(b) Sales Proceeds. The share certificate or certificates that the Non-transferring Preference Shareholders deliver to the Transferring Shareholder pursuant to Section 5.2(a) shall be transferred to the prospective purchaser in consummation of the sale of the Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Transferring Shareholder shall use commercially reasonable efforts to cause the purchaser to remit to each Non-transferring Preference Shareholder that portion of the sale proceeds to which that Non-transferring Preference Shareholder is entitled by reason of its participation in the sale. To the extent that any prospective purchaser or purchasers prohibits assignment or otherwise refuses to purchase shares or other securities from the Non-transferring Preference Shareholders, the Transferring Shareholder shall not sell to the prospective purchaser or purchasers any Shares unless and until, simultaneously with the sale, the Transferring Shareholder purchases those shares or other securities from the Non-transferring Preference Shareholders.

5.3. Sale by Transferring Shareholder. If the Non-transferring Preference Shareholders do not exercise their Right of First Refusal or their Co-Sale Right with respect to the sale of the Shares subject to the Transfer Notice, the Transferring Shareholder may, not later than 60 days following delivery to the Company and the Non-transferring Preference Shareholders of the Transfer Notice, conclude a transfer of all of the Shares covered by the Transfer Notice on terms and conditions not more favorable to the transferee than those described in the Transfer Notice. Any proposed transfer on terms and conditions more favorable to the transferee than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Shares by the Transferring Shareholder, shall again be subject to the Right of First Refusal and Co-Sale Right of the Non-transferring Preference Shareholders and shall require compliance by the Transferring Shareholder with the procedures described in this Section 5.



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5.4.     No Adverse Effect. The Non-transferring Preference Shareholders'
         exercise or non-exercise of the Right of First Refusal or the Co-Sale Right shall not adversely affect their rights to participate in subsequent transfers of Shares by the Transferring Shareholder subject to the provisions of this Section 5.

5.5. Exempt Transfers. Notwithstanding the foregoing, the Right of First Refusal and the Co-Sale Right shall not apply to: (a) any transfer of Shares to the ancestors, descendants, or spouse of the Transferring Shareholder, or to trusts for the benefit of such persons or the Transferring-Shareholder; (b) any transfer to an Affiliate or a Subsidiary of the Transferring Shareholder; or (c) any distribution to a partner of or member in the Transferring Shareholder; provided, that, in any of the above cases: (x) the transferring party shall inform the parties of the transfer prior to effecting it; and (y) the transferee shall furnish the parties with a written agreement to be bound by and comply with all provisions of this Section 5. Subject to Section 15 regarding the transfer or non-transfer of certain rights, the transferred shares shall remain "Shares", and the transferee shall be treated as a "Shareholder" for purposes of this Agreement.

5.6 Commitment to the Company by the Founders. Notwithstanding the foregoing, each of the Founders may not reduce his ownership interest in the Company to below [90%] of the total shares of the Company owned by it immediately after the closing of the transactions contemplated in the Purchase Agreement, either by way of selling, assigning, transferring, pledging or any other means, voluntarily or involuntarily, without prior written consent from each of the Preference Shareholders.

5.7. Prohibited Transfer. In the event the Transferring Shareholder sells any Share in contravention of the Right of First Refusal or the Co-Sale Right set forth in this Section 5 (a "Prohibited Transfer"), such transfer shall be null and void and the Company shall not recognize such transfer and will not effect the transfer on the Company's shares records.

6. Termination of Covenants. The covenants set forth in Sections 2, 3, 4, and 5 of this Agreement shall terminate and be of no further force or effect upon the earlier of (a) the closing of the first public offering of the Ordinary Shares of the Company that is effected pursuant to a Registration Statement filed with, and declared effective by, either the Commission under the Securities Act or any comparable regulatory agency for a Registration in a jurisdiction other than the United States (other than either a public offering limited solely to employees of the Company or an offering pursuant to Rule 145 under the Securities Act);
(b) the date the Company Registers any securities under the Exchange Act or other applicable law in a jurisdiction other than the United States; or (c) as to any Preference Shareholder, as of the date that Preference Shareholder holds less than 2% of the total outstanding shares of the Company.

7.       Demand Registration.

7.1. The Company and the Shareholders currently contemplate making an initial public offering of its securities in the United States in due course. The registration rights of Holders set forth in Sections 7 and 8 relate primarily to registration of securities in the United Sates. In the event that the Company makes an initial public offering of its


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         securities in a jurisdiction outside of the United States, the
         Shareholders agree for themselves and their transferees that the Company shall not be required to register the Registrable Securities under the Securities Act or the Exchange Act, but shall provide instead comparable Registration rights in the jurisdiction in which it made its initial public offering.

7.2. Request for Registration on Form Other Than Form F-3. Subject to the terms of this Agreement, in the event that the Company receives from the Initiating Holders at any time six months after the closing of the Company's initial public offering of shares of Ordinary Shares under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form F-3 for an offering of at least 25% of the then outstanding Registrable Securities, the Company shall
         (i) promptly give written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect Registration of the Registrable Securities specified in the request, together with any Registrable Securities of any Holder in that request as are specified in a written request given within 20 days after written notice from the Company. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 7.2. after the Company has effected two Registrations at the request of the Preference Shareholders pursuant to this Section
         7.2. and the Registration has been declared effective. The substantive provisions of Section 7.6 shall be applicable to the Registration initiated under this Section 7.2. The Company shall not be required to effect more than one Registration pursuant to this Section 7.2 in any ninety-day period.

7.3. Request for Registration on Form F-3. If Holders who in the aggregate hold at least 15% of the Registrable Securities request that the Company file a Registration Statement on Form F-3 (or any successor form to Form F-3, or any comparable form for a Registration in a jurisdiction other than the United States) for a public offering of shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of Selling Expenses, would not be less than US$ 1,000,000, and the Company is a registrant entitled to use Form F-3 or comparable form to Register the Registrable Securities for an offering, the Company shall use all reasonable efforts to cause those Registrable Securities to be Registered for the offering on that form and to cause those Registrable Securities to be qualified in jurisdictions as the Holder or Holders may reasonably request. The Company shall not be required to effect more than two Registrations pursuant to this Section 7.3 in any twelve-month period.

7.4. Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 7 may, subject to the provisions of Section 7.5, include securities of the Company other than Registrable Securities.

7.5.     Underwriting in Demand Registration.

(a) Notice of Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the

         Company as a part of their request made pursuant to this Section 7, and the Company shall include that information in the written notice referred to in Section 7.2 or 7.3 of this Agreement. The right of any Holder to Registration pursuant to this Section 7 shall be conditioned upon that Holder's agreement to participate in the underwriting and the inclusion of that Holder's Registrable Securities in the underwriting.

(b) Inclusion of Other Holders in Demand Registration. If the Company, officers or directors of the Company holding Ordinary Shares other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion in the Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of that Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, those officers or directors, and the holders of securities other than Registrable Securities that their securities be included in the underwriting and may condition that offer on the acceptance by those persons of the terms of this Section 7. If, however, the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, the Registration shall be treated as governed by Section 8 of this Agreement rather than this Section 7, and it shall not count as a Registration for purposes of this Section 7.

(c) Selection of Underwriter in Demand Registration. The Company shall (together with all Holders proposing to distribute their securities through the underwriting) enter into an underwriting agreement with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for the underwriting by the Holders of a majority of the Registrable Securities being Registered by the Initiating Holders and agreed to by the Company.

(d) Marketing Limitation in Demand Registration. In the event the Underwriter's Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the number of shares to be included in the Registration shall be allocated as follows. The Registrable Securities held by officers and directors of the Company and the Existing Shareholders shall be excluded, pro rata, from the Registration and underwriting to the extent required by the limitation. If a limitation of the number of shares is still required after this exclusion, the number of shares that may be included in the Registration and underwriting by selling shareholders shall be allocated among all other Holders and other holders of securities (other than Registrable Securities) requesting and legally entitled to include securities in that Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which the other Holders and the other holders would otherwise be entitled to include in the Registration.

(e) Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in that Registration, disapproves of the terms of the underwriting, that person may elect to withdraw therefrom by written notice to the Company, the Underwriter's Representative, and the Initiating Holders delivered at least three days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement. If securities are so withdrawn from the Registration, and if the number of securities to be included in such Registration was previously reduced as a result of marketing factors pursuant to Section 7.5(d), the Company shall offer to all holders who, but for the limitation under Section 7.5(d), have retained rights to include securities in the Registration the right to include additional securities in the Registration in an aggregate amount equal to the number so withdrawn, with such securities to be allocated among such holders requesting additional inclusion in proportion to the respective amounts of securities (including Registrable Securities) entitled to inclusion in such Registration held by those holders at the time of filing of the Registration Statement.

7.6. Other Securities Laws in Demand Registration. In the event of any Registration pursuant to this Section 7, the Company shall exercise its best efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any other jurisdictions as shall be reasonably appropriate for the distribution of the securities; provided, however, that: (a) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction; and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the expenses shall be payable pro rata by the selling shareholders.

8.       Piggyback Registration.

8.1. Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to Register any of its Ordinary Shares (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a Registration involving solely Registrable Securities, the Company shall: (a) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify those securities under the applicable Blue Sky or other securities laws); and (b) include in that Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 20 days after delivery of the written notice from the Company.

8.2.     Underwriting in Piggyback Registration.

(a) Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is for a Registered public offering, involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8. In this event, the right of any Holder to Registration shall be conditioned upon the underwriting and the inclusion of that Holder's Registrable Securities in the underwriting, to the extent provided in this Section 8. All Holders proposing to distribute their securities through the underwriting shall (together with the Company and the other holders distributing their securities through the underwriting) enter into an underwriting agreement with the Underwriter's Representative for that offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 8.

(b) Marketing Limitation in Piggyback Registration. In the event the Underwriter's Representative advises the Holders seeking Registration of Registrable Securities pursuant to this Section 8 in writing that market factors (including, without limitation, the aggregate number of shares of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 8.2(c)) may:

         (i) In the case of the Company's initial Registered public offering, exclude some or all Registrable Securities from the Registration and underwriting; and

         (ii) In the case of any Registered public offering subsequent to the initial public offering, exclude some or all Registrable Securities held by the Existing Shareholders from Registration and underwriting and limit the number of shares of Registrable Securities to be included in the Registration and underwriting, to not more than 25% of the securities included in the Registration.

(c) Allocation of Shares in Piggyback Registration. In the event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 8.2(b), the number of shares to be included in the Registration shall be allocated (subject to Section 8.2(b)) as set forth in this Section 8.2(c). The Registrable Securities held by officers and directors of the Company and the Existing Shareholders shall be excluded from the Registration and underwriting to the extent required by the limitation. If a limitation of the number of shares is still required after this exclusion, the number of shares that may be included in the Registration and underwriting by selling shareholders shall be allocated among all other Holders and other holders of securities (other than Registrable Securities) requesting and legally entitled to include securities in that Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which the Holders and the other holders would otherwise be entitled to include in the Registration. For any Registration subsequent to an initial public offering, the number of Registrable Securities that may be included in the Registration and underwriting under Section 8.2(c) shall not be reduced to less than 10% of the aggregate securities included in the Registration without the prior consent of at least a majority of the Holders who have requested their shares be included in the Registration and underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 8.2(c) shall be included in the Registration Statement.

(d) Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter's Representative delivered at least three days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

9. Expenses of Registration. All Registration Expenses incurred in connection with one Registration pursuant to Section 7.2 and unlimited Registrations pursuant to Sections 7.3 and 8, shall be borne by the Company, and the Company shall bear the reasonable fees of a single counsel for the selling Holders in the Registrations. All Registration Expenses incurred in connection with any other Registration, qualification, or compliance, shall be apportioned among the Holders and other holders, including the Company, of the securities so Registered on the basis of the number of shares Registered.

10. Termination of Registration Rights. The rights to cause the Company to Register securities granted under Sections 7 and 8 of this Agreement and to receive notices pursuant to Section 8 of this Agreement, shall terminate, with respect to each Holder, on the earliest of: (a) the date five years after the closing date of the Company's initial public offering of securities pursuant to a Registration Statement; (b) after the Company's initial public offering of securities pursuant to a Registration Statement, upon that Holder holding less than 1% of the total outstanding Ordinary Shares of the Company; and (c) if that Holder is eligible to sell all of that Holder's Registrable Securities either
(i) under Rule 144 of the Securities Act within any three month period without volume limitations, or (ii) under Rule 144(k) of the Securities Act, or (iii) for a Registration in a jurisdiction other than the United States, under a comparable provision of that jurisdiction's securities laws.

11. Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States) a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to 120 days;

(b) Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States), amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act (or other applicable law in a jurisdiction other than the United States) with respect to the disposition of all securities covered by the Registration Statement;

(c) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by the Securities Act (or other applicable law in a jurisdiction other than the United States), and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities or Blue Sky laws of any other jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such states or jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, those expenses shall be payable pro rata by selling shareholders;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the offering. Each Holder participating in the underwriting shall also enter into and perform its obligations under such an agreement;

(f) Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration;

(h) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(i) Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company's securities are then traded.

12. Information Furnished by Holder. It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request.

13.      Indemnification.

13.1. Company's Indemnification of Holders. To the extent permitted by law, the Company shall indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for the Holders, and each person controlling that Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, "Damages") to the extent the Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or any other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Company and relating to action or inaction required of the Company in connection with such Registration, qualification, or compliance, and the Company shall reimburse each Holder, each underwriter, and each person who controls any Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 13.1 shall not apply to amounts paid in settlement of any Damages if such settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any case to the extent that any Damages arise out of or are based upon any untrue statement or omission based upon written information furnished to the Company by a Holder, underwriter, or control person of a Holder or underwriter and stated to be for use in connection with the offering of securities of the Company.

13.2. Holder's Indemnification of Company. To the extent permitted by law, each Holder shall, if Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by the Registration Statement, each person who controls the Company or underwriter within the meaning of the Securities Act, and each other Holder, each of its officers, directors, and constituent partners, and each person controlling the other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or any other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Holder and relating to action or inaction required of the Holder in connection with such Registration, qualification, or compliance, and shall reimburse the Company, other Holders, directors, officers, partners, persons, law and accounting firms, underwriters or each of their control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by that Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 13.2 shall not apply to amounts paid in settlement of any Damages if such settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder's liability under this Section 13.2 shall not exceed the proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

13.3. Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 13, notify the indemnifying party in writing, of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Shareholders in conducting the defense of the action, suit, or proceeding, then counsel for that party shall be entitled to conduct the defense to the extent reasonably determined by counsel to be necessary to protect the interests of that party. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this
         Section 13, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may have to any indemnified party otherwise than under this Section 13.

13.4. Contribution. If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by the indemnified party as a result of those Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying or the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission.

13.5. Conflicts. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

13.6 Each Holder hereby agrees that, if requested by the Company and the Underwriter's Representative (if any) in connection with the Company's initial public offering, the Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriter's Representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable law in a jurisdiction other than the United States in which a Registration occurred) as may be requested by the Underwriter's Representative. The obligations of Holders under this Section 13.6 shall be conditioned upon similar agreements being in effect with each other shareholder who is an officer, director, or 5% shareholder of the Company.

13.7. Survival of Obligations. The obligations of the Company and Holders under this Section 13 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.

14. Reports Under the Exchange Act. With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3, the Company agrees to:

(a) use its reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

(b) take all reasonable action, including the voluntary Registration of its Ordinary Shares under Section 12 of the Exchange Act, necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d) use its reasonable efforts to furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company) or of the Securities Act and the Exchange Act (at any time after it has become subject to those reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents filed by the Company; and (iii) any other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any securities without Registration or pursuant to that form; and

(e) use its reasonable efforts for a Registration in a jurisdiction other than the United States, take actions similar to those set forth in paragraphs (a), (b), (c) and (d) of this Section 14 with a view to making available to Holders the benefits of the corresponding provision or provisions of that jurisdiction's securities laws.

15. Transfer of Rights. The rights under Sections 3, 4, 5, 7 and 8 may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public, which acquires at least 25% of the total shares of the Holder's Registrable Securities, provided that such assignee or transferee agrees in writing to be bound by Section 13.6 as if it were a Holder for purposes of that section. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, (i) any Holder which is a partnership may transfer that Holder's Registration rights to that Holder's constituent partners without restriction as to the number or percentage of shares acquired by any constituent partner; and (ii) any Preference Shareholder may transfer its Registration rights to its Affiliate or Subsidiaries.

16.      Miscellaneous.

16.1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Hong Kong SAR, excluding those laws that direct the application of the laws of another jurisdiction.

16.2. Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

16.3. Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

16.4. Notices. Any notice required or permitted by this Agreement shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, or 15 days after deposit in the official mails of the jurisdiction of mailing, by registered or certified mail, postage prepaid, addressed: (a) if to the Company, as set forth below the Company's name on the signature page of this Agreement; (b) if to a Shareholder, at that Shareholder's address (and any additional addresses) as set forth on Exhibit A to this Agreement; or (c) at such other address as the Company or that Shareholder may designate by 15 days' advance written notice to all other parties to this Agreement.

16.5. Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding at least two-thirds of the Registrable Securities (calculated on an as-converted basis).

16.6. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.7. Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract among the Company and the Shareholders relative to the subject matter of this Agreement, and shall supersede any previous agreement between the Company and any Shareholder concerning the subject matter of this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and assigns of the parties.

16.8 Each Shareholder agrees not to make any disposition of all or any portion of the Convertible Securities and unregistered Ordinary Shares except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction exempt from such registration requirements, in each case in compliance with other applicable securities laws, and unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 17.8 as if it were a Shareholder. Such Shareholder shall advise the Company of any proposed disposition and, if requested by the Company, such Shareholder shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act or other applicable securities regulations prior to the completion of the disposition.

16.9 Lock-Up. Each Shareholder hereby agrees for itself and its transferees that, if requested by the Company and the Underwriter's Representative (if any) in connection with the Company's initial public offering, neither it nor its transferees will sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriter's Representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable law in a jurisdiction other than the United States in which a Registration occurred) as may be requested by the Underwriter's Representative. The obligations of Holders under this Section 17.9 shall


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

         be conditioned upon similar agreements being in effect with each other shareholder who is an officer, director of the Company or Existing Shareholders.

16.10 Non-Competition. The Founders shall not, and shall cause their Affiliates and Subsidiaries not to, manage or involve in the business or operations, either directly or indirectly, of any Person engaged in any business which is similar or competes with the business or operations of the Company or the WFOE.

16.11 Assignment. The Preference Shareholders shall be entitled to transfer all or any portion of the Preference Shares to any of its Affiliates and Subsidiaries. Such Preference Shareholders shall provide notice of such transfer to the Company and other Shareholders stating the name and the address of the assignee and identifying the securities of the Company being transferred.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first above written.



PTV-CHINA, INC.

by: /s/ Gongquan Wang
   __________________________________

Address: COFCO Plaza, Tower A, Room 616
         No. 8 Jianguomentnei Dajie
         Beijing  100005
         P. R. China


VERTEX TECHNOLOGY FUND (III) LTD.

by: /s/ Lee Kheng Nam
   __________________________________

Address: 77 Science Park Drive
         #02-15 Cintech III
         Singapore Science Park
         Singapore  118256


CAST HOLDINGS, INC.

BY: /s/ Wenzhong Zhang
   __________________________________

ADDRESS: Unit 6&7, 12th Floor,
         New Victory House,
         93-103 Wing Lok Street,
         Sheung Wan, Hong Kong


NORMART ENTERPRISES, INC.

BY: /s/ Yuan Tian
   __________________________________

ADDRESS: 508 Everett Ave.,
         Suite B,
         Monterey Park, CA 91755
         U.S.A

CHINA FINANCE ONLINE CO., LTD.

BY: /s/ Xinzheng Wang
   __________________________________

ADDRESS: Unit C, 8/F., East Wing,
         Sincere Insurance Building,
         4-6 Hennessy Road, Hong Kong


FOUNDERS OF THE COMPANY

BY: /s/ Xinzheng Wang
   __________________________________


FOR AND ON BEHALF OF


MR. CEN ANBIN
ADDRESS: 22# - 5 Fuwai Dajie,
         Beijing, China 10003


MR. ZOU QIXIONG
ADDRESS: 2nd Floor, Wuyang New City Plaza,
         Siyou New Rd., Guangzhou
         P.R.China


MR. LIN GANG
ADDRESS: 2nd Floor, Wuyang New City Plaza,
         Siyou New Rd., Guangzhou
         P.R.China


MR. ZHANG LIBO
ADDRESS: Rm.201 2/F Ping'an Mansion,
         No.23 Financial Street
         Xicheng District, Beijing
         P.R.China 100032


MR. NING JUN
ADDRESS: Rm.201 2/F Ping'an Mansion,
         No.23 Financial Street
         Xicheng District, Beijing
         P.R.China 100032

MR. WANG XINZHENG
ADDRESS: Rm.201 2/F Ping'an Mansion,
         No.23 Financial Street
         Xicheng District, Beijing
         P.R.China 100032


MR. FAN ZHONGKUI
ADDRESS: Rm.201 2/F Ping'an Mansion,
         No.23 Financial Street
         Xicheng District, Beijing
         P.R.China 100032


MR. ZHENG CHANGQING

BY: /s/ Zheng Changqing
   __________________________________

ADDRESS: Rm 2101 - 2, Arion Comm Center,
         2 - 12 Queen's Rd West, Hong Kong